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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 12, 2005
                             -----------------------

                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)
                            -------------------------

              DELAWARE                             1-06544                          74-1648137
    (State or Other Jurisdiction          (Commission File Number)                 (IRS Employer
         of Incorporation)                                                      Identification No.)

                  1390 ENCLAVE PARKWAY, HOUSTON, TX 77077-2099
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 584-1390

                                       N/A
          (Former name or former address, if changed since last report)
                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Salary Increases

On May 12, 2006, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of SYSCO Corporation ("SYSCO") approved base salary increases for its executive officers (the "Named Executive Officers") who were required to be included in the Summary Compensation Table in SYSCO's proxy statement for its fiscal 2005 Annual Meeting of Stockholders. As a result of the increases, the new annual base salaries for the Named Executive Officers, effective June 1, 2005, are as follows:

NAME AND TITLE                                       NEW BASE SALARY

Richard J. Schnieders, Chairman and                  $1,050,000
Chief Executive Officer

Thomas E. Lankford, President and                      $750,000
Chief Operating Officer

John K. Stubblefield, Jr., Executive Vice              $570,000
President, Finance and Chief Financial Officer

Larry J. Accardi, Executive Vice                       $540,000
President, Contract Sales; and
President, Specialty Distribution

Kenneth F. Spitler, Executive Vice                     $540,000
President; and President, North American
Foodservice Operations

All Named Executive Officers are at will employees, and their salaries are not paid pursuant to employment contracts.

Approval of Fiscal 2006 Bonus Program for Named Executive Officers under the 2000 Management Incentive Plan

On May 12, 2005, the Committee approved the fiscal 2006 bonus program for certain officers of the Company, including the Named Executive Officers. The program is the same for each of the Named Executive Officers and provides for a potential bonus with two components. The first component is based on the performance of the Company as a whole and the second is based on the performance of the Company's operating divisions or subsidiaries.

The first component of the bonus is awarded to the Named Executive Officers only if the Company achieves specified earnings per share increases over fiscal 2005


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and also achieves certain return on equity targets. This portion of the bonus is calculated by multiplying 70% of the Named Executive Officer's base salary by a percentage determined based upon the levels of earnings per share increases and return on equity achieved by the Company as a whole. Return on equity is computed as net after-tax earnings for fiscal 2006 divided by the Company's average stockholders' equity for fiscal 2006, computed by dividing 5 into the sum of the Company's stockholders' equity at the beginning of the year and at the end of each quarter during the year.

The second component of the bonus is awarded to the Named Executive Officers only if at least 15 operating divisions and/or subsidiaries obtain certain return on capital targets and all operating divisions and subsidiaries that obtain the target return on capital employ at least half of the aggregate total capital of all Company operating divisions or subsidiaries. This portion of the bonus is calculated by multiplying the Named Executive Officer's base salary by 9% with respect to the first 15 operating divisions or subsidiaries that obtain a target return on capital and by an additional 1.5% for each additional operating division or subsidiary that obtains the target return on capital.

For purposes of computing the operating division or subsidiary portion of the bonus, return on capital is computed by dividing the operating division's or subsidiary's pretax earnings (excluding any gain on the sale of fixed assets and intercompany interest income) by the operating division's or subsidiary's total capital. Total capital is computed as the sum of (a) average stockholder's equity, (b) average long-term debt, (c) average net intercompany accounts, and
(d) certain specified adjustments (amounts allocated to capital with respect to (i) fixed rate intercompany loans, (ii) capitalized leases, (iii) below market plant and equipment costs, and (iv) other adjustments affecting capital approved by the Committee).

The Named Executive Officers will not receive any bonus unless the Company meets certain minimum targets with respect to earnings per share and return on stockholder's equity. If a bonus is earned, the minimum amount payable would be equal to 14% of base salary. There is no maximum on the amount of bonus that may be earned, except that Named Executive Officers are not entitled to receive an annual bonus amount in excess of 1% of the Company's earnings before income taxes, as publicly disclosed in the "Consolidated Results of Operations" section of the Company's Form 10-K for fiscal 2006 filed with the Securities and Exchange Commission.

The Committee must approve the payment of any bonus under the program to Named Executive Officers within 90 days following the end of fiscal 2006. All bonuses under the program are subject to the provisions of the 2000 Management Incentive Plan, a copy of which has been filed with the Securities and Exchange Commission.

There are no material relationships between SYSCO and any of its Named Executive Officers, aside from their employment relationships with SYSCO.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SYSCO CORPORATION



Date: May 18, 2005                       By:   /s/ Michael C. Nichols
                                               ---------------------------------
                                               Michael C. Nichols
                                               Vice President, General Counsel
                                               and Corporate Secretary





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